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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of BMC Software, Inc. for the registration of 1,582,415 shares of its common stock and to the use of our report dated October 21, 1998, with respect to the financial statements of Boole & Babbage, Inc., included in the Annual Report (Form 10-K) of BMC Software, Inc., for the year ended March 31, 1999 (which financial statements are not presented separately therein), filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

San Jose, California
May 4, 2000